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                                                                    Exhibit 10.3

                                                                  EXECUTION COPY

                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

   STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as
    Owner Trustee under the Trust Agreement (1997-C) dated as of June 4, 1997

                                       AND

   STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as
    Owner Trustee under the Trust Agreement (1997-D) dated as of June 4, 1997

                                       AND

  PATRICK E. THEBADO, as successor Co-Trustee to DORI ANNE SEAKAS, as successor
   Co-Trustee to TRACI HOPKINS, not in her individual capacity, but solely as Co-Trustee under the Trust Agreement (1997-C) dated as of June 4, 1997

                                       AND

  PATRICK E. THEBADO, as successor Co-Trustee to DORI ANNE SEAKAS, as successor
   Co-Trustee to TRACI HOPKINS, not in her individual capacity, but solely as Co-Trustee under the Trust Agreement (1997-D) dated as of June 4, 1997

                                       AND

                       RENAT, INC., a Delaware corporation

                                       AND

           DANA COMMERCIAL CREDIT CORPORATION, A Delaware corporation

                                       AND

            FIRST STATES GROUP, L.P., A Delaware limited partnership

                                December 17, 2002

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                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 17th day of December, 2002 between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee ("Owner Trustee C") under the Trust Agreement (1997-C) ("Trust Agreement C"), STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee ("Owner Trustee D", collectively with Owner Trustee C, "Owner Trustee") under the Trust Agreement (1997-D) ("Trust Agreement D"), PATRICK E. THEBADO, as successor Co-Trustee to DORI ANNE SEAKAS, as successor Co-Trustee to TRACI HOPKINS, not in her individual capacity, but solely as Co-Trustee ("Co-Trustee C") under Trust Agreement C, PATRICK E. THEBADO, as successor Co-Trustee to DORI ANNE SEAKAS, as successor Co-Trustee to TRACI HOPKINS, not in her individual capacity, but solely as Co-Trustee ("Co-Trustee D" collectively with Co-Trustee C, "Co-Trustee")) under the Trust Agreement D (collectively, Owner Trustee C, Owner Trustee D, Co-Trustee C, and Co-Trustee D are herein referred to as "Seller"), RENAT, INC., a Delaware corporation ("Renat"), DANA COMMERCIAL CREDIT CORPORATION, a Delaware corporation ("Dana"), and FIRST STATES GROUP, L.P., a Delaware limited partnership (together with any of its assignees, "Purchaser").

                                   BACKGROUND

         WHEREAS, Owner Trustee C is the owner of an undivided 30.02166512% interest in (i) an estate for years (the "Estate for Years") expiring at 11:59 p.m. on June 9, 2027 (the "Estate for Years Expiration Date") in those certain parcels of land more particularly described in Exhibits A-1 through A-14 (collectively, the "Portfolio Properties") annexed hereto and made a part hereof (the "Land"), and (ii) fee of (a) all buildings, improvements and structures now or hereafter located on the Land (the "Improvements") and (b) certain equipment and fixtures attached thereto (the Estate for Years, Improvements, equipment, and fixtures are hereinafter collectively referred to as the "Property"); and

         WHEREAS, Owner Trustee D is the owner of an undivided 69.97833488% interest in the Property; and

         WHEREAS, Renat is the owner of all of the beneficial interests in Trust Agreement C and Trust Agreement D; and

         WHEREAS, Dana is the sole stockholder of Renat; and

         WHEREAS, Reman 1997-C, Inc., a New Jersey corporation ("Reman C"), is the fee owner of an undivided 30.02166512% interest as tenant in common of the Land subject to the Estate for Years, and Reman 1997-D, Inc., a New Jersey corporation ("Reman D" collectively with Reman C, "Remaindermen"), is the fee owner of an undivided 69.97833488% interest as tenant in common of the Land subject to the Estate for Years; and

         WHEREAS, the Property is subject to the terms and conditions of those certain leases (the "Leases") between Seller, as landlord, and Bank of America, N.A., successor in interest by

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merger or otherwise, as tenant ("Lessee"), as more fully described in Exhibit B annexed hereto and made a part hereof; and

         WHEREAS, the Land and the Property are encumbered by one or more Deeds of Trust and other documents securing and evidencing certain purchase money financing obligations of Seller with an original principal balance of $290,790,000 (the "Debt") and more particularly described in Exhibit C annexed hereto and made a part hereof (which Deed of Trust, together with the promissory notes secured thereby and any related loan documents, are together called the "Mortgage"); and

         WHEREAS, Purchaser desires to purchase, directly or indirectly, all right, title and interest in and to the Property and the other parties hereto desire to effect such a sale; and

         WHEREAS, the parties hereto may, at Purchaser's option but subject to the terms and conditions set forth herein, structure the transaction contemplated hereby as (i) a purchase by Purchaser from Seller of all of Seller's right, title and interest in and to the Property (the "Asset Purchase"), (ii) a purchase by Purchaser from Renat of all of the outstanding beneficial interests (the "Interests") held by Renat in Trust Agreement C and Trust Agreement D (the "Interest Purchase"), or (iii) a purchase by Purchaser from Dana of all of the outstanding shares (the "Shares") of Renat held by Dana (the "Share Purchase").

         NOW, THEREFORE, for and in consideration of the premises and the mutual representations, warranties and covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Purchase and Sale of the Property. On the Closing Date and subject to the terms and conditions of this Agreement, Seller shall sell, assign and convey, and Purchaser or its assignee shall purchase, the Property on the terms and conditions provided in this Agreement.

         2. Closing Documents. On the Closing Date and subject to the terms and conditions of this Agreement, each of Seller, Renat, Dana and Purchaser shall enter into the Closing Documents to which it is a party.

         3. Purchase Price. Purchaser shall pay, and Seller shall accept, as the purchase price (the "Purchase Price") for the Property, in addition to Purchaser's acquiring the Property subject to the Mortgage (or Purchaser prepaying all or any part of the loan as evidenced by that certain Note (1997-C) in the original principal amount of $87,300,000 and that certain Note (1997-D) in the original principal amount of $203,490,000 (collectively, the "Notes"), which Notes are secured by the Mortgage, as more fully set forth below), the amount of Thirty-Eight Million Five Hundred Thousand Dollars ($38,500,000) as increased or decreased pursuant to the provisions of Section 8(f), Section 13(a) and Section 13(c)(iii) hereof. At Closing, Purchaser shall pay to Seller (or its designees) the Purchase Price (as increased or decreased pursuant to the provisions of Section 8(f), Section 13(a) and Section 13(c)(iii) hereof) in immediately available funds by wire transfer to accounts designated by Seller. Purchaser acknowledges that the Property is subject to the Mortgage and that the Purchase Price shall not be diminished or otherwise reduced by reason thereof, including, without limitation, reductions by reason of the pay off of all or any part of the existing financing, prepayment penalties, or otherwise (whether Purchaser elects to prepay all or any part of the loan as evidenced by the Notes and secured by the Mortgage).

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Under no circumstances shall Seller, Renat or Dana incur any cost, expense, fee, make-whole premium, penalty or other liability or shall the Purchase Price be adjusted as the result of, or in connection with, Purchaser's prepayment of the Debt or purchase of the Notes.

         4. Allocation of Purchase Price. Seller and Purchaser shall allocate the Purchase Price (and to the extent included in Seller's amount realized for federal income tax purposes, the amount of any liabilities assumed by Purchaser) among the Property in accordance with a schedule setting forth such allocation (the "Allocation Schedule"), which Allocation Schedule shall be prepared and mutually agreed upon by the parties hereto prior to the expiration of the Inspection Period. Purchaser and Seller shall exercise good faith and commercially reasonable judgment in preparing the Allocation Schedule. The allocation in the Allocation Schedule shall be intended to comply with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and Treasury Regulations thereunder, and shall be modified, as mutually agreed by Seller and Purchaser, only as necessary to reflect changes to the Purchase Price (or amount of assumed liabilities) pursuant to this Agreement. Unless otherwise agreed to by both parties in writing, Purchaser and Seller agree that Purchaser and Seller will (i) be bound by the allocation set forth in the Allocation Schedule, (ii) act in accordance with such allocation in preparing and filing all tax returns (including IRS Form 8594) and in the course of any tax audit relating thereto and (iii) take no position, and cause their affiliates to take no position, inconsistent with such allocation for all tax purposes; provided, however, that (i) Purchaser's total cost for the Property may differ from the total amount allocated hereunder to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the total amount so allocated and (ii) the amount realized by Seller may differ from the total amount allocated hereunder to reflect Seller's transaction costs that reduce the amount realized for federal income tax purposes. Each of Seller and Purchaser covenant with the other that it will promptly give written notice to the other of any inquiry regarding or challenge to the allocation set forth in the Allocation Schedule by any taxing authority. This Section 4 shall survive the Closing.

         5. "As-Is". Except as expressly set forth in this Agreement, Purchaser accepts the Property "AS-IS, WHERE IS," with all faults and defects as of the date hereof and the Closing Date. Except as expressly set forth in this Agreement, Purchaser represents that it is relying solely upon its inspection of the Property, if any, for all purposes whatsoever including, without limitation, the determination of the character, size (including quantity of acreage), condition (whether environmental or otherwise), accessibility, compliance with applicable laws, state of repair and title and zoning. Purchaser acknowledges that there have been no representations, warranties, guaranties, statements or information of any kind, express or implied (including, but not limited to, implied warranties of merchantability and fitness for a particular purpose), made or furnished to Purchaser by Seller, Renat or Dana or any of their respective employees or agents, except as expressly set forth in this Agreement. This Section 5 shall survive the termination of this Agreement or the Closing.

         6. Environmental. Seller, Renat and Dana make no representations or warranties to Purchaser that the Property is in compliance with applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, concerning environmental matters or the environment. Without limitation and in furtherance of the foregoing, it is expressly agreed among the parties hereto that the Land and Improvements are being transferred to and accepted

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by Purchaser pursuant to this Agreement in their present, strict "AS IS, WHERE
IS" environmental condition as of the Closing Date. This Section 6 shall survive the termination of this Agreement or the Closing.

     7. Approvals and Conditions; Indemnity.

        (a) The obligations of Seller, Renat, Dana and Purchaser under this Agreement shall be subject to and contingent upon timely satisfaction of the following conditions, which conditions, if not satisfied or waived as hereinafter provided, shall entitle Seller, Renat, Dana or Purchaser, as the case may be, to terminate this Agreement in accordance with (and within the time periods set forth in) this Section 7:

            (i) Review of Documentation Relating to the Property; Physical
                Inspection of the Land and Improvements. Renat has heretofore provided Purchaser with copies of all documentation concerning the Property which is in Renat's possession or control, including without limitation, any existing title policies covering Renat's interest in the Land and Improvements, the Leases, and the Mortgage. In addition, Seller covenants and agrees to send Lessee the letter in the form attached hereto as Exhibit G, and to use commercially reasonable efforts in obtaining the materials requested therein. Seller shall continue to cooperate with Purchaser in providing information and documents to assist in Purchaser's investigation of the Property. Purchaser may, at Purchaser's sole risk and expense, undertake such physical inspection of the Land and Improvements as Purchaser deems necessary or appropriate subject to the rights of Lessee under the Leases.

                Notwithstanding any other provisions contained in this Agreement to the contrary, Purchaser understands and agrees that any on-site inspections of the Property shall be conducted in accordance with the provisions of the Leases. Purchaser agrees to indemnify against and hold Seller, Renat and Dana harmless from any claims by third parties for liabilities, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from the inspection by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold Seller, Renat and Dana harmless shall survive Closing or any termination of this Agreement. All on-site inspections shall occur at any reasonable time during normal business hours, upon the giving of reasonable notice, and if required by Lessee or such other subtenant of space in the Property, are accompanied by an employee or other representative of Lessee at all times during such entry or inspection. Notwithstanding anything contained in the foregoing to the contrary, Purchaser understands and agrees that it may be excluded

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                    from inspecting areas of the Property designated as security areas by Lessee, including, without limitation, vaults, modular vaults and automatic teller machines. Without limitation of the foregoing, Renat agrees to afford
                    Purchaser and a reasonable number of its authorized agents, the right to communicate with Lessee, any subtenants of Lessee who lease 20,000 or more square feet (with the permission of Lessee), and Remaindermen.

                    Upon the termination of this Agreement in accordance with its terms, Purchaser shall keep confidential all such information. If there is any damage to or disturbance of any portion of the Land and Improvements in connection with any inspection thereof, Purchaser shall restore such portion of the Land and Improvements as nearly as practicable to its original condition prior to such damage or disturbance.

                    Purchaser shall have until February 5, 2003 (the "Inspection Period") within which it may, at its sole cost and expense, review the documentation, including, without limitation, the Operative Documents (defined below), and the physical and environmental condition of the Land and Improvements. Purchaser shall have until the end of the Inspection Period to disapprove of the documentation and/or the physical and environmental condition of the Land and Improvements and to terminate this Agreement by delivering a written notice (a "Termination Notice") to Seller, Renat and Dana on or before the expiration of the Inspection Period, with time being of the essence with respect to Purchaser's obligation to deliver such notice. If Purchaser's due diligence review pursuant to this Section 7(a) is unsatisfactory to Purchaser in Purchaser's sole discretion, Purchaser shall have the right to terminate this Agreement by delivering said Termination Notice to Seller, Renat and Dana prior to the expiration of the Inspection Period, and if Purchaser gives such notice of termination within the Inspection Period, then the provisions of Section 7(b) shall control. If Seller, Renat and Dana do not receive a Termination Notice from Purchaser before the end of the Inspection Period, Purchaser shall be deemed to have approved of the documentation and the physical and environmental condition of the Land and Improvements and all other matters relating thereto.

               (ii) Approval of Title and Survey. Upon execution of this
                    Agreement, Purchaser shall be entitled, but shall not be required, to order (A) a commitment for an owner's policy of title insurance (the "Commitment") issued by a title company selected by Purchaser (the "Title Company") pursuant to which the Title Company commits to issue an owner's policy of title insurance in such amounts as are reasonably requested by Purchaser (the "Title

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                    Policy") and (B) a survey of the Land (the "Survey") in form acceptable to Purchaser and the Title Company (in the event Purchaser elects to obtain title insurance). The costs of the Title Policy (together with any endorsements requested by Purchaser) and Survey shall be paid solely by Purchaser. During the Inspection Period, Purchaser shall have the opportunity to review the condition of title and survey. At any time prior to January 21, 2003, Purchaser may disapprove the Survey and the title exceptions, by delivering written notice (a "Disapproval Notice") to Seller, Renat and Dana stating with particularity the exceptions which Purchaser disapproves and the reasons for such disapproval. Seller, at its option, shall have fifteen (15) days, from and after delivery of Purchaser's Disapproval Notice, to agree to undertake to cause the surveyor or the Title Company, as the case may be, to remove such objectionable exceptions. If Seller agrees to undertake to remove any objectionable exceptions, Seller will provide written notice of such decision to Purchaser and will use commercially reasonable efforts to cause the removal of such exceptions within thirty (30) days after it agrees to such undertaking, provided however that the Scheduled Closing Date may be extended by Seller, if necessary, for an additional period of thirty (30) days to remove such objectionable exceptions (provided that Seller is diligently pursuing such removal). If Seller does not agree to undertake to remove such exceptions or shall fail to remove such objectionable exceptions within such time, Purchaser may (a) elect to waive its objections and close on the Closing Date, or (b) terminate this Agreement by delivering a Termination Notice to Seller, Renat and Dana within three (3) business days after Seller's failure to agree to remove such exceptions. Purchaser's failure to respond within such three (3) business day period shall be deemed an election to waive its objections and close on the Closing Date. If Purchaser provides a Termination Notice within such three (3) business day period, this Agreement shall terminate, and the provisions of Section 7(b) shall control. In the event
                    Seller does not receive a Disapproval Notice from Purchaser prior to January 21, 2003, with time being of the essence, Purchaser shall be deemed to have approved the Survey and the condition of title as set forth in the Commitment through the last day of the Inspection Period. Any title exceptions or survey exceptions not objected to by Purchaser or otherwise waived and accepted by Purchaser shall be deemed "Permitted Exceptions" to the conveyance to Purchaser by Seller. On or prior to Closing, Purchaser may notify Seller in writing (the "Gap Notice") of any objections to title that are not contained in the Commitment (provided that such Commitment was obtained by Purchaser on or before January 21, 2003): (a) raised by the Title Company between the expiration of the Inspection Period and the

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                      Closing, and (b) not disclosed by the Title Company in the
                      Commitment or otherwise known to Purchaser prior to the expiration of the Inspection Period. If Purchaser sends a Gap Notice to Seller, Purchaser and Seller shall have the same rights and obligations with respect to such notice as apply to a Disapproval Notice in accordance with the provisions of Section 7(a)(ii).

                (iii) On or prior to February 5, 2003, Purchaser shall have obtained all of the required consents and approvals, including, without limitation, the consents and approvals listed on Schedule 13 hereto, with respect to its assumption or satisfaction of the Debt, its purchase of the Property and such other consents and approvals as are required to consummate the Asset Purchase on the Closing Date. If Purchaser has not obtained all such consents and approvals by February 5, 2003, then Purchaser shall be required to consummate a Share Purchase or Interest Purchase as provided for in Section 13(a).

            (b) Effect of Termination. If this Agreement is terminated pursuant to this Section 7, no party shall have any further rights against or obligations to the other parties hereunder, except as to those obligations which are expressly stated to survive the termination of this Agreement.

            (c) Indemnity. Purchaser shall indemnify and hold harmless Seller from and against any and all liability, loss, cost and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising from any action by Purchaser or any of its agents, employees or contractors in connection with any entry onto the Land and Improvements and/or any physical inspection of the same. This provision shall survive the termination of this Agreement or the Closing.

         8. Costs; Prorations; Surrendered Property.

            (a) Except as otherwise provided by this Agreement, each party shall pay the out-of-pocket costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. If Purchaser elects to prepay all or part of the indebtedness secured by the Mortgage and evidenced by the Notes, Purchaser shall be responsible for all costs payable to the holder of the Debt in connection with such prepayment. There shall be no apportionments, except for any rent under the Leases in excess of debt service on the Mortgage, which excess will be pro-rated from the immediately preceding rent and debt service payment date to and including the Closing Date (all other expenses being the responsibility of the Lessee under the Leases both before and after the Closing Date).

            (b) If the transaction is structured as an Asset Purchase, Seller and Purchaser shall pay all transfer, intangible, grantor, grantee, recording, deed, stamp, excise, documentary, conveyancing or similar taxes, fees or charges applicable to this transaction ("Transfer Taxes") in accordance with Schedule 8(b) hereto; provided, however, that Seller's obligations for

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payment of Transfer Taxes shall not, under any circumstance, exceed the amount of Transfer Taxes that would have been payable by Renat and/or Seller if the conveyance of Property to Purchaser had been structured as an Interest Purchase (the "Maximum Transfer Tax Obligation"), and Purchaser shall be solely responsible for the payment of, and shall indemnify and hold Seller, Renat, and Dana harmless from, any Transfer Taxes in excess of the Maximum Transfer Tax Obligation, regardless of Schedule 8(b) or any jurisdiction's usual and customary payment practice. For purposes of calculating the Maximum Transfer Tax Obligation, the parties shall assume that a Transfer Tax is payable in Maryland in connection with an Interest Purchase only if Dana, Renat and Purchaser are satisfied that a Transfer Tax would be payable in Maryland. This Section 8(b) shall survive the Closing.

         (c) Except as otherwise provided in this Agreement, if the transaction is structured as a Share Purchase, Dana and Purchaser shall pay all Transfer Taxes in accordance with Schedule 8(c) hereto. This Section 8(c) shall survive the Closing.

         (d) Except as otherwise provided in this Agreement, if the transaction is structured as an Interest Purchase, Renat and Purchaser shall pay all Transfer Taxes in accordance with Schedule 8(c) hereto. This Section 8(d) shall survive the Closing.

         (e) Notwithstanding any other provision of this Agreement (including, without limitation, Sections 8(b), 8(c), and 8(d) and Schedules 8(b) and 8(c)) and regardless of how the transaction is structured, Purchaser shall be responsible for, and shall indemnify and hold Seller, Renat, and Dana harmless from, any taxes, fees or charges arising from or relating to the recording, transfer, assignment, conveyance, modification, renewal, discharge, or satisfaction of, or other similar act with respect to, a mortgage, deed of trust, security interest or agreement, evidence of indebtedness or encumbrance, or similar document or agreement. This Section 8(e) shall survive the Closing.

         (f) Purchaser acknowledges that Lessee has vacated and surrendered to Seller that certain Portfolio Property located at 222 Mitchell Street, Atlanta, Georgia (the "Surrendered Property"), containing approximately 330,750 rentable square feet of space. Seller and Dana are negotiating the sale or other disposition of the Surrendered Property. If Seller sells, conveys, disposes of, or otherwise transfers the Surrendered Property on or prior to the Closing Date or enters into a definitive sales contract with a third party on or prior to the Closing Date to sell, convey, dispose of or otherwise transfer the Surrendered Property (a "Binding Agreement"), Purchaser shall receive at Closing a credit against the Purchase Price in the amount of any proceeds received by Seller or payable to Seller pursuant to a Binding Agreement or otherwise, from the disposition of the Surrendered Property. If the Surrendered Property is not disposed of by Seller on or prior to the Closing Date and Seller has not entered into a Binding Agreement on or prior to the Closing Date, there shall be no adjustment to the Purchase Price, in which event the Surrendered Property shall be included with the Property purchased by Purchaser. If Seller has entered into a Binding Agreement on or prior to the Closing Date but the sale contemplated by the Binding Agreement has not closed on or prior to the Closing Date, then (i) Seller shall assign the Binding Agreement (and all rights and obligations thereunder) to Purchaser on the Closing Date, (ii) the Surrendered Property shall not be included in the Property to be sold pursuant to this Agreement, and
(iii) Purchaser shall receive a credit against the Purchase Price as described above.

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     9.  Remedies on Default.

         (a) Default by Purchaser. In the event that Closing fails to occur by reason of a default by Purchaser, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive as liquidated damages for default under this Agreement the greater of (i) Seller's actual out-of-pocket costs for legal fees and expenses incurred by Seller in the negotiation of this Agreement, or
(ii) $150,000.

         (b) Default by Seller. In the event that Seller, Renat or Dana defaults in the performance of its obligations under this Agreement for any reason other than Purchaser's default, Purchaser shall be entitled to (i) terminate this Agreement, (ii) seek specific performance of this Agreement by Seller, Renat or Dana, as applicable, or (iii) receive as liquidated damages for Seller's default under this Agreement the greater of (A) Purchaser's actual out-of-pocket costs for legal fees and expenses incurred by Purchaser in the negotiation of this Agreement, or (B) $150,000.

     10. Insurance; Casualty or Condemnation. If any portion of the Improvements are materially damaged or destroyed by fire or other casualty prior to the Closing and the proceeds from any insurance covering such Improvements are not sufficient to allow for the timely repair or replacement of such Improvements, or in the event Seller shall receive notice prior to Closing of any taking or any threatened taking of all or any material portion of the Land or Improvements, at Purchaser's sole option, Purchaser may terminate this Agreement solely with respect to the Portfolio Property so affected by providing written notice to Seller, Dana and Renat; provided, however, that if this Agreement is not so terminated with respect to an affected Portfolio Property, this Agreement shall remain in full force and effect with respect to such Portfolio Property, and Seller shall assign all of its rights in and to any interest it may have to the proceeds (including insurance proceeds) payable by any party to Seller with respect to such Portfolio Property, as a result of such casualty or condemnation affecting such Portfolio Property. If the Agreement is terminated with respect to a Portfolio Property pursuant to this Section 10, the Purchase Price shall be adjusted accordingly and this Agreement shall remain in full force and effect with respect to the remaining Portfolio Properties.

     11. Representations, Warranties and Covenants of Purchaser. Purchaser represents, warrants and covenants to Seller, Renat and Dana as of the date hereof as follows:

         (a) Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware;

         (b) Purchaser has all requisite power and authority to carry on its business and to execute and deliver this Agreement and each of the Closing Documents (as hereinafter defined) to which it is a party and to perform its obligations under this Agreement and each of such Closing Documents;

         (c) this Agreement has been duly authorized by all necessary actions on the part of Purchaser and its partners, duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms except as the enforcement may be limited by (i) the effect of the laws and judicial decisions of the State of Delaware,
(ii) the discretion of any court or governmental or public

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body, authority, bureau or agency before which any proceeding may be brought or
(iii) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

         (d) to Purchaser's knowledge, no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption by, any governmental or public body, authority, bureau or agency is required in connection with the execution, delivery or performance by Purchaser of this Agreement and all of the other Closing Documents to which it is a party, other than those which have been obtained;

         (e) Purchaser's execution, delivery and performance of this Agreement and the other Closing Documents to which it is a party do not and will not violate (i) Purchaser's certificate of limited partnership, limited partnership agreement or the terms of any security issued by it, or (ii) to Purchaser's knowledge, any law, governmental regulation, judgment, order, writ, injunction or decree applicable to Purchaser in any manner which will materially adversely affect Purchaser's ability to perform its obligations hereunder, (iii) provided that all necessary consents are obtained, do not and will not constitute a default or event of default under any instrument, contract, agreement, lease or other undertaking to which Purchaser is a party or by which it or any of its properties may be subject or bound in a manner which will materially adversely affect its ability to perform the same, or (iv) do not result and will not result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any of its property, except as permitted by the Closing Documents;

         (f) to Purchaser's knowledge without any inquiry, there is no action, suit or proceeding pending or threatened in writing against or affecting Purchaser in any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality which would have any effect on Purchaser's ability to execute and perform its obligations under this Agreement;

         (g) Purchaser has not dealt with any broker, agent or finder in connection with the transaction contemplated by this Agreement other than Gelcor Realty, Inc ("Gelcor"). Purchaser shall be solely responsible for any fees or costs associated with services rendered by Gelcor. Purchaser has entered into a separate agreement with Gelcor for services rendered to Purchaser in connection with the transaction contemplated by this Agreement. To the extent Purchaser engages a broker in connection with obtaining financing for the acquisition of the Property, the Shares or the Interests, the obligations with respect to such broker in connection with such financing shall be the responsibility of Purchaser. Purchaser shall indemnify and hold harmless Seller, Renat and Dana from and against any cost, expense (including without limitation reasonable attorneys' fees and disbursements), claim, liability or damage arising out of any claim or demand by any broker, consultant, finder or similar agent claiming to have dealt with Purchaser in connection with this Agreement and the transaction contemplated hereby;

         (h) From and after the Closing Date, Purchaser and each of Purchaser's assignees, if any, shall comply with all the requirements, representations, covenants and negative covenants, as the same may be amended from time to time, contained in any documents listed on Schedule 11(h) hereto (the documents, instruments, certificates, letters and opinions listed on Schedule 11(h) are hereinafter collectively referred to as the "Operative Documents");

         (i) Purchaser has not filed any voluntary petition in bankruptcy or been adjudicated a bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, dissolution or similar or other relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator for all or any substantial part of its properties;

         (j) Purchaser has a net worth of not less than $75,000,000 and otherwise satisfies (or will satisfy on the Closing Date) all of the conditions to transfer and complies with all of the restrictions on transfer (or will comply on the Closing Date) set forth in the Operative Documents, including, without limitation, in Article VII of each of those Participation Agreements, dated as of June 4, 1997, by and among the Owner Trustee, the Co-Trustee and certain other parties; and

         (k) the making, execution and delivery of this Agreement by Purchaser has been induced by no representations, warranties, covenants or agreements other than those expressly set forth in this Agreement.

     12. Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants to Purchaser as of the date hereof as follows:

         (a) Seller has all requisite power and authority to perform its obligations under this Agreement and each of the other Closing Documents to which it is a party;

         (b) Owner Trustee is a national banking association, validly existing and in good standing and has all requisite power and authority to carry on its business and to execute and deliver this Agreement and each of the other Closing Documents to which it is a party; and the individual executing this Agreement on behalf of Owner Trustee hereby represents and warrants that such person has the capacity set forth on the signature page hereof with full power and authority to bind Owner Trustee to the terms hereof;

         (c) Co-Trustee is an individual, who has the capacity set forth on the signature page hereof with full power and authority to be bound by the terms of this Agreement;

         (d) this Agreement has been duly authorized by all necessary actions, duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms except as the enforcement may be limited by (i) the effect of the laws and judicial decisions of the jurisdiction of formation of Trust Agreement C and Trust Agreement D, (ii) the discretion of any court or governmental or public body, authority, bureau or agency before which any proceeding may be brought or (iii) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

         (e) to Seller's knowledge, subject to receipt of all required consents on Schedule 13, no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption or other action by, any governmental or public body, authority, bureau or agency is required in connection with the execution, delivery or performance by Seller of this Agreement or the transactions herein contemplated or the Closing Documents to which it is a party other than those which have been obtained;

         (f) Owner Trustee's performance, execution and delivery of this Agreement and the other Closing Documents to which it is a party (i) provided that all necessary consents and approvals are obtained, do not and will not violate (x) the terms, conditions, or covenants of Trust Agreement C or Trust Agreement D, or (y) to Owner Trustee's knowledge, any law, governmental regulation, judgment, order, writ, injunction or decree applicable to Owner Trustee in any manner which will materially adversely affect Owner Trustee's ability to perform its obligations hereunder, (ii) provided that all necessary consents and approvals are obtained (including, without limitation, consents of the registered owners of the Notes and any other applicable party) and all of Purchaser's representations and warranties contained herein are true and correct, do not and will not violate the provisions of, or constitute a default or an event of default under the Mortgage, (iii) provided that all necessary consents are obtained and all of Purchaser's representations and warranties contained herein are true and correct, do not and will not constitute a default or an event of default under any instrument, contract, agreement, lease or other undertaking to which Owner Trustee is a party or by which any of its properties may be subject or bound in a manner which will materially adversely affect its ability to perform the same; or (iv) do not result and will not result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any of its property pursuant to such agreement or instrument, except as permitted by the Closing Documents;

         (g) Co-Trustee's performance, execution and delivery of this Agreement and the other Closing Documents to which it is a party (i) provided that all necessary consents and approvals are obtained, do not and will not violate (x) the terms, conditions, or covenants of Trust Agreement C or Trust Agreement D, or (y) to Co-Trustee's knowledge, any law, governmental regulation, judgment, order, writ, injunction or decree applicable to Co-Trustee in any manner which will materially adversely affect Co-Trustee's ability to perform its obligations hereunder, (ii) provided that all necessary consents are obtained (including, without limitation, consents of the registered owners of the Notes and any other applicable party), do not and will not violate the provisions of, or constitute a default or an event of default under the Mortgage, (iii) provided that all necessary consents are obtained, do not and will not constitute a default or an event of default under any instrument, contract, agreement, lease or other undertaking to which Co-Trustee is a party or by which any of its properties may be subject or bound in a manner which will materially adversely affect its ability to perform the same; or (iv) do not result and will not result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any of its property pursuant to such agreement or instrument, except as permitted by the Closing Documents;

         (h) to Seller's knowledge, there is no action, suit or proceeding pending or threatened in writing against or affecting Seller or the Property in any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would have any effect on Seller's ability to execute and perform its obligations under this Agreement;

         (i) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code;

         (j) Seller has not filed any voluntary petition in bankruptcy or been adjudicated a bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy or insolvency laws, or other relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties or interest in the Land or the Property;

         (k) Seller has not dealt with any broker in the negotiations of the transactions contemplated by this Agreement other than Gelcor, whose fees and expenses shall be paid by Purchaser. Seller shall indemnify and hold harmless Purchaser from and against any cost, expense (including, without limitation, reasonable attorneys' fees and disbursements), claim, liability or damage arising out of any claim or demand by any broker, consultant, finder or similar agent (other than Gelcor) claiming to have dealt with Seller in connection with this Agreement and the transaction contemplated hereby;

         (l) to Seller's actual knowledge, the Leases are in full force and effect, and Seller has no actual knowledge of any current material default in the performance of the obligations of any party under the Leases;

         (m) after the date hereof and prior to the Closing, except as required under the Leases, Seller shall not sell or otherwise transfer without Purchaser's consent any part of the Property, or any interest therein (provided, however, that Purchaser acknowledges Seller is permitted to enter into negotiations for the sale of, and sell, the Surrendered Property);

         (n) after the date hereof and prior to the Closing, except as required under the Operative Documents, Seller shall not enter into or approve any new subleases of the Land and Improvements, or amend, modify or extend the Leases, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), except as required pursuant to the terms and conditions of the Operative Documents;

         (o) to Seller's knowledge, except with respect to the Surrendered Property, Seller is the owner of the Estate for Years in the Land, and, to Seller's knowledge, Seller is the fee owner of the Improvements and Property, all of which are subject to the Permitted Exceptions. Notwithstanding the foregoing, Seller makes no representations, warranties or covenants with respect to any title matters, it being expressly agreed that Purchaser is relying solely on title insurance commitments issued by the Title Company with respect to such matters;

         (p) the making, execution and delivery of this Agreement by Seller has been induced by no representations, warranties, covenants or agreements other than those expressly set forth in this Agreement; and

         (q) to Seller's knowledge, Seller has not received any written condemnation notice with respect to the Property.

     13. Closing; Conditions to Closing.

         (a) Closing. As used herein, "Closing" shall mean the closing of the transactions contemplated herein on the Closing Date (as hereinafter defined). On or prior to February 5, 2003, Purchaser shall deliver to Seller, Renat and Dana a written notice (the "Purchase Notice") stating whether the transaction contemplated hereby shall be an Asset

Purchase, a Share Purchase or an Interest Purchase; provided, however, that Purchaser shall not have the right to elect to structure the transaction as an Asset Purchase and the transaction shall be structured as a Share Purchase or an Interest Purchase (as selected by Purchaser) if, at the time of delivery of such Purchase Notice, (i) Purchaser has not yet obtained all of the required consents and approvals, including, without limitation, the consents and approvals listed on Schedule 13 hereto, with respect to its assumption or satisfaction of the Debt, its purchase of the Property and such other consents and approvals as are required to consummate the Asset Purchase or (ii) Purchaser has not entered into a definitive purchase and sale agreement (the "Remaindermen's Agreement), reasonably satisfactory to Seller, Dana and Renat with the Remaindermen that binds the Remaindermen to sell their entire right, title and interest in and to the Land (the "Remaindermen's Interests") to Purchaser for a purchase price not to exceed $10,500,000 and in which the Remaindermen irrevocably grant all consents and approvals required with respect to, and grant irrevocable proxies for any remaining consent and approval rights in connection with, Purchaser's assumption or satisfaction of the Debt, Purchaser's purchase of the Property and consummation of the Asset Purchase. Seller, Dana and Renat shall have one business day after Seller's receipt of the Remaindermen's Agreement to review such agreement to confirm that the Remaindermen's Agreement conforms to the requirements of this Section 13(a). If Seller, Dana or Renat do not notify Purchaser of any objections to the Remaindermen's Agreement within such period, Seller, Dana and Renat shall be deemed to have approved the Remaindermen's Agreement in the form presented by Purchaser. For purposes of this Section 13(a) only, Purchaser shall be deemed to have delivered the Remaindermen's Agreement when transmitted by e-mail to counsel and general counsel of Seller and counsel and general counsel of Dana. If the transaction is structured as an Interest Purchase, this Agreement shall automatically be amended as of the date of the delivery of the Purchase Notice as set forth in Section A of Exhibit I hereto. If the transaction is structured as a Share Purchase, this Agreement shall automatically be amended as of the date of the delivery of the Purchase Notice as set forth in Section B of Exhibit I hereto. The Closing shall take place through an escrow with the Title Company with the closing documents and actions not previously delivered or taken to be delivered to the Title Company. If Closing cannot occur through an escrow, then Closing shall occur at 10:00 a.m. (local time) on the Closing Date (defined below) at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103. The Closing Date shall be on or before February 28, 2003 (the "Scheduled Closing Date") (the Scheduled Closing Date, as accelerated from time to time as provided for more fully below shall be the "Closing Date"). At any time prior to the Scheduled Closing Date, Purchaser may accelerate the Scheduled Closing Date as hereinafter provided. Purchaser may accelerate the Scheduled Closing Date by delivering written notice of such acceleration to Seller at least five days before the date Purchaser desires to reschedule Closing (the "Accelerated Closing Date"). If the Accelerated Closing Date occurs on or before January 9, 2003, the Purchase Price shall be decreased in the amount of Seven Million and 00/100 Dollars ($7,000,000).

         (b) Conditions to Closing (Purchaser). Purchaser's obligations under this Agreement to proceed with Closing are subject to the satisfaction (or waiver by Purchaser to the extent they may be waived as hereinafter provided) of the following conditions on or before the Closing Date:

             (i) Purchaser shall have performed its due diligence, document review and inspections in accordance with Section 7 above and no Termination Notice shall have been delivered.

             (ii) If and to the extent required under the Leases, Seller shall deliver an estoppel certificate, in the form attached hereto as Exhibit D, to Purchaser from Lessee, and if and to the extent that a Tenant Estoppel Certificate can be obtained under the terms of the applicable sublease from each subtenant occupying 20,000 rentable square feet or more within any of the Portfolio Properties, Seller shall deliver an estoppel certificate from such sublessee to Purchaser.

             (iii) If Lessee fails to deliver a Tenant Estoppel Certificate in substantially the form attached as Exhibit D, Seller shall deliver an estoppel certificate to Purchaser from Seller in the form attached hereto as Exhibit H, provided that, in the event that Lessee delivers a Tenant Estoppel Certificate that omits items included in the form attached as Exhibit D, then the estoppel certificate delivered by Seller shall only be required to include those items in Exhibit H that are omitted from the Tenant Estoppel Certificate delivered to Purchaser.

             (iv) The Lessee and any third parties enjoying a right of first refusal or offer, option to purchase, or other similar rights to purchase the Property, if any, shall have waived said rights.

             (v) In the event Purchaser elects to assume the obligations under the Mortgage, Purchaser shall have obtained the right to assume such Mortgage from the beneficiaries holding the Mortgage or, if Purchaser elects to prepay all or any part of the obligations evidenced by the Notes and secured by the Mortgage, Purchaser shall have obtained the requisite consent to make such prepayment from all necessary parties.

             (vi) Seller, Renat and Dana shall have obtained all of the consents and approvals listed on Schedule 13 in form and substance satisfactory to Purchaser.

             (vii) Purchaser shall have entered into a written agreement with the Remaindermen binding the Remaindermen to sell the Remaindermen's Interests (defined below) to Purchaser for a purchase price acceptable to Purchaser.

             (viii) All of the representations and warranties of Seller contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of Closing, all of the representations and warranties of Seller contained in this

                    Agreement that are qualified by materiality shall be true and correct as of the date of Closing, and Seller shall have performed and satisfied in all material respects all agreements, covenants and conditions it is required to perform and satisfy under this Agreement prior to or at Closing, or, in the event this Agreement is restructured as an Interest Purchase, all of the representations and warranties of Seller and Renat contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of Closing, all of the representations and warranties of Seller and Renat contained in this Agreement that are qualified by materiality shall be true and correct as of the date of Closing, and Seller and Renat shall have performed and satisfied in all material respects all agreements, covenants and conditions they are required to perform and satisfy under this Agreement prior to or at Closing or, in the event this Agreement is restructured as a Share Purchase, all of the representations and warranties of Seller and Dana contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of Closing, all of the representations and warranties of Seller and Dana contained in this Agreement that are qualified by materiality shall be true and correct as of the date of Closing, and Seller and Dana shall have performed and satisfied in all material respects all agreements, covenants and conditions they are required to perform and satisfy under this Agreement prior to or at Closing.

             (ix) If structured as an Asset Purchase, delivery by Seller of good and marketable title to Seller's interest in the Property free and clear of all liens and encumbrances other than (x) liens and encumbrances related to Debt and (y) Permitted Encumbrances.

             (x) An assignment by Seller, or such other third party as is necessary to effectuate such assignment, of all guaranties, indemnities and warranties affecting the Property to which Seller is a beneficiary.

             (xi) Purchaser shall have received fully executed copies of the Closing Documents.

             (xii) Purchaser shall have obtained the approval of the Board of Trustees of American Financial Realty Trust on or before December 24, 2002.

         (c) Conditions to Closing (Seller, Renat and Dana). The obligations of Seller, Renat and Dana under this Agreement to proceed with Closing are subject to the satisfaction (or waiver by Seller, Renat and Dana to the extent they may be waived as hereinafter provided) of the following conditions on or before the Closing Date:

             (i) If Lessee is required to do so under the Lease, Seller shall obtain an estoppel certificate from Lessee in substantially the form attached hereto as Exhibit D.

             (ii) All of the representations and warranties of Purchaser contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of Closing, all of the representations and warranties of Purchaser contained in this Agreement that are qualified by materiality shall be true and correct as of the date of Closing, and Purchaser shall have performed and satisfied in all material respects all agreements, covenants and conditions it is required to perform and satisfy under this Agreement prior to or at Closing.

             (iii) Purchaser shall have purchased the Remaindermen's Interests for a purchase price acceptable to Purchaser. If Purchaser is able to acquire the Remaindermen's Interests for less than $16,000,000 (the "Remaindermen Buy-Out Amount"), then the Purchase Price shall be increased by an amount equal to forty percent (40%) of the amount by which the purchase price paid by Purchaser for the Remaindermen's Interests is less than the Remaindermen Buy-Out Amount. Seller agrees to cooperate with Purchaser, at no cost or expense to Seller, with Purchaser's negotiations to acquire the Remaindermen's Interests on or prior to the Closing Date.

             (iv) The Lessee and any third parties enjoying a right of first refusal or offer, option to purchase, or other similar rights to purchase the Property, if any, shall have waived said rights.

             (v) Purchaser shall have obtained all of the consents and approvals listed on Schedule 13 in form and substance satisfactory to Seller, Renat and Dana.

             (vi)   Purchaser shall have paid the Purchase Price as set forth in
                    Section 3.

             (vii) Seller shall have received fully executed copies of the Closing Documents.

             (viii) If the transaction contemplated by this Agreement is structured as a Share Purchase, then Purchaser shall have delivered the Guarantees in the forms attached as Exhibit J-1 and Exhibit J-2 hereto (the "Purchaser Guarantees") and Dana shall have been released from the Dana Guarantees.

         (d) Failure of Conditions to Closing. If one or more of the conditions to Closing described in Section 13(b) hereof is not satisfied by Seller, Renat and Dana or waived by Purchaser on or before the Closing, and the failure of such conditions to be satisfied is not a result of a default by Purchaser, then Purchaser shall have the right to terminate this Agreement and the escrow created hereby by giving written notice of termination to Seller, Renat and Dana. If one or more of the conditions to Closing described in Section 13(c) hereof are not satisfied by Purchaser or waived by Seller, Renat and Dana on or before the Closing, and the failure of such conditions to be satisfied is not a result of a default by Seller, Renat or Dana, then Seller, Renat and Dana, shall have the right to terminate this Agreement and the escrow created hereby by giving written notice of termination to Purchaser.

     14. Documents to be Delivered at Closing. At or prior to Closing, the following documents, certificates, opinions and agreements (the "Closing Documents"), in form and substance satisfactory to Seller, Renat, Dana and Purchaser shall be executed and/or delivered by the respective parties thereto:

             (i) Special Warranty Deed to the Estate for Years in Land and fee simple in Improvements (in substantially the form attached hereto as Exhibit E-1 with respect to the parcels located in South Carolina; in substantially the form attached hereto as Exhibit E-2 with respect to the parcels located in Florida; in substantially the form attached hereto as Exhibit E-3 with respect to the parcels located in North Carolina; in substantially the form attached hereto as Exhibit E-4 with respect to the parcels located in Maryland; in substantially the form attached hereto as Exhibit E-5 with respect to the parcels located in Virginia; and in substantially the form attached hereto as Exhibit E-6 with respect to the parcels located in Washington, DC), and Limited Warranty Deed to the Estate for Years in Land and fees simple in Improvements (in substantially the form attached hereto as Exhibit E-7 with respect to the parcels located in Georgia), unless the transaction is structured as an Interest Purchase or Share Purchase, in which case the foregoing shall not be required;

             (ii) an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit F-1) (if the transaction contemplated by this Agreement is an Asset Purchase), an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit F-2) (if the transaction contemplated by this Agreement is an Interest Purchase); provided, however, that if the transaction contemplated by this Agreement is a Share Purchase, no Assignment and Assumption Agreement shall be required;

             (iii) Secretary's certificates and corporate resolutions of Purchaser and Seller;

             (iv)   Incumbency certificates of Seller and Purchaser;

             (v)    Good standing certificates of Seller and Purchaser;

             (vi) Transfer Tax Affidavits/Forms, if any, unless the transaction is restructured as an Interest Purchase or Share Purchase, in which case the foregoing shall not be required;

             (vii) "Nonforeign" Person Certificates from Seller pursuant to Treas. Reg. 1.1445-2(b)(2);

             (viii) any other documents required to transfer to Purchaser all right, title, and interest of Seller in, to, or in any way arising out of or connected with the Property or the Operative Documents, and, in the event the transaction is restructured as an Interest Purchase or Share Purchase, any other documents required to transfer to Purchaser all right, title, and interest of Renat or Dana in, to, or in any way arising out of or connected with the Interests or Shares, respectively;

             (ix) Title affidavits and any other documents reasonably required by the Title Company;

             (x) Proof as to the waiver and/or lapse of all rights of first refusal and/or first offer or options to purchase, if any;

             (xi) a certificate by each of Seller and Purchaser to the effect that their respective representations and warranties contained herein are true and correct as of the Closing;

             (xii) Any other documents required pursuant to this Agreement or reasonably requested by the Title Company; and

             (xiii) Appropriate resolutions and consents of Seller and Purchaser
                    (or evidence that such consents or resolutions are not required).

     15. Purchaser's Assignees. Purchaser, at Purchaser's sole cost and expense, may designate separate assignees to acquire title to the Property, or in the event that the transaction is restructured as a Share Purchase or Interest Purchase, the Shares or the Interests; provided, however, that any such assignee shall satisfy the net worth requirements and otherwise satisfy all of the conditions to transfer and comply with all of the restrictions on transfer set forth in the Operative Documents, including, without limitation, in Article VII of each of those Participation Agreements, dated as of June 4, 1997, by and among the Owner Trustee, the Co-Trustee and certain other parties. In the event Purchaser elects to take title to the Property subject to the Mortgage, any assignment of this Agreement or Purchaser's rights hereunder shall be subject to the terms of the Mortgage pertaining to transfers. In the event Purchaser elects to prepay all or any part of the loan as evidenced by the Notes and secured by the Mortgage, any such prepayment shall be subject to the terms of the Mortgage and any other conditions required by the registered owners of such Notes or other applicable party.

     16. Notices. All notices, offers, acceptances, rejections, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered in person or (ii) when sent by telecopier (with receipt confirmed) or
(iii) on receipt after being sent by express mail or delivery service guaranteeing overnight delivery, provided that in the case of clause (ii) a copy is mailed by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

         As to Owner Trustee: State Street Bank and Trust Company of
                                Connecticut, N.A.
                              Financial Markets Group
                              Corporate Trust
                              Two International Place
                              Boston, MA 02110-2804

         As to Co-Trustee:    Patrick E. Thebado
                              c/o State Street Bank and Trust Company of
                                Connecticut, N.A.
                              Financial Markets Group
                              Corporate Trust
                              Two International Place
                              Boston, MA 02110-2804

         As to Renat or Dana: c/o Dana Commercial Credit Corporation
                              1801 Richards Road
                              Toledo, OH 43607
                              Attention: CMG Operations
                              Telephone: (419)322-7449
                              Facsimile: (419)322-7419

         with a copy to:      Hunton & Williams
                              Riverfront Plaza, East Tower
                              951 East Byrd Street
                              Richmond, Virginia 23219
                              Attention: John Owen Gwathmey, Esq.
                              Telephone: (804)788-8200
                              Facsimile: (804)344-7999

         As to Purchaser:     c/o American Financial Realty Trust
                              1725 The Fairway
                              Jenkintown, Pennsylvania 19046
                              Attention: Sonya Huffman
                              Telephone: (215)887-2280
                              Facsimile: (215)481-0200

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         with a copy to:      American Financial Realty Trust
                              1725 The Fairway
                              Jenkintown, Pennsylvania 19046
                              Attention: Edward J. Matey Jr.
                              Telephone: (215)887-2280
                              Facsimile: (215)481-0200

         with a copy to:      Morgan, Lewis & Bockius LLP
                              1701 Market Street
                              Philadelphia, Pennsylvania 19103
                              Attention: Jeffrey P. Foster, Esq.
                              Telephone: (215)963-5349
                              Facsimile: (215)963-5001

or to such other person or address as either party shall furnish to the other party in writing.

     17. Entire Agreement. This Agreement contains the entire agreement between Seller, Renat, Dana and Purchaser with respect to the purchase and sale contemplated hereby and supersedes any prior agreements with respect thereto.

     18. Further Acts. Each party, upon the request of another party, agrees to perform such further acts and to execute and deliver such other documents as are reasonably necessary to carry out the provisions of this Agreement.

     19. Dana Guarantees. In the event of a Share Purchase, Purchaser (i) shall replace the Guaranty, dated June 4, 1997, made by Dana in favor of the Guaranteed Parties (as defined in such Guaranty) and the Guaranty, dated January 11, 1999, made by Dana in favor of the Guaranteed Parties (as defined in such Guaranty) (together, the "Dana Guarantees") with the Purchaser Guarantees, (iii) shall use its commercially reasonable efforts to obtain the consents of the Guaranteed Parties to the termination of the Dana Guarantees and (iii) shall indemnify and hold harmless Dana and Renat from and against any and all liability, loss, cost and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising from, in connection with, or related to the Dana Guarantees. This provision shall survive the Closing.

     20. Survival of Obligations. The covenants, agreements, obligations and indemnities of Purchaser, Seller, Renat and Dana set forth in Sections 4, 5, 6, 7(a)(i) (only (i) the second sentence of second paragraph and (ii) the third paragraph), 7(c), 8(a)-8(e), 9, 16, 18, 19, 20, 21, 24, 27, 28, 29, 30, 31, 34
and 36 of this Agreement shall survive the Closing (except for such covenants, agreements and obligations that are satisfied, performed or waived on or prior to Closing). The representations and warranties of Purchaser set forth in
Section 11 of this Agreement and the representations and warranties of Seller (if the transaction is structured as an Asset Purchase), Renat (if the transaction is structured as an Interest Purchase), or Dana (if the transaction is structured as a Share Purchase) set forth in Section 12 of this Agreement, shall, except as otherwise provided in this Agreement, survive the Closing for a period of two years following the Closing Date or, if later, in the case of any representations and warranties with respect to taxes, the applicable statute of limitations with respect to such taxes; provided,

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

however, that the representations and warranties of Seller (if the transaction is structured as an Asset Purchase) contained in Sections 12(a), (b), (c), (d), and (o), the representations and warranties of Renat (if the transaction is structured as an Interest Purchase) contained in Sections 12(a), (b), (c) and
(o), and the representations and warranties of Dana (if the transaction is structured as a Share Purchase) contained in Sections 12(a), (b), (c) and (o), shall survive without being limited by the aforementioned two-year survival period.

     21. Limitation on Liability. No party hereunder shall have any obligation to indemnify any other party hereunder except as expressly provided in this Agreement, and under no circumstances shall Seller, Renat or Dana, individually or collectively, have indemnification obligations to Purchaser under this Agreement or any agreements, certificates or documents delivered in connection herewith, including, without limitation, the agreements, certificates and documents attached hereto, in an amount in excess of the Purchase Price. IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE ANOTHER PARTY OR ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

     22. No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

     23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

     24. Governing Law; Consent to Jurisdiction and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, including all matters of construction, validity and performance (including sections 5-1401 and 5-1402 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules). EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE "CHOSEN COURT") AND (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURT, (B) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT,
(C) WAIVES ANY OBJECTION THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (D) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH THIS AGREEMENT.

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

     25. Exhibits and Schedules. All of the Exhibits and Schedules annexed hereto are incorporated herein by reference and form part of this Agreement.

     26. Miscellaneous. In the event that any provision of this Agreement shall be determined to be void or unenforceable, such determination shall not affect the remaining provisions of this Agreement; and this Agreement shall not be construed against the party preparing it but shall be construed as if both parties prepared this Agreement.

     27. Third Parties. This Agreement shall not be deemed to confer in favor of any third parties any rights whatsoever as third-party beneficiaries, the parties hereto intending by the provisions hereof to confer no such benefits or status.

     28. Jury Waiver. SELLER AND PURCHASER WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM FILED BY EITHER PARTY (AND THEIR RESPECTIVE NOMINEES, DESIGNEES, AND ASSIGNEES), WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF THIS AGREEMENT OR THE SALE OF THE PROPERTY OR ANY ACTS OR OMISSIONS OF ANY SUCH PERSON, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH. THIS SECTION 28 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING.

     29. Successors and Assigns. Subject to the provisions of Section 15 hereof, this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective permitted transferees, successors and assigns.

     30. No Joint Venture. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of seller and purchaser with respect to the Property to be conveyed as contemplated hereby.

     31. Confidentiality. Each party agrees to maintain in confidence the dealings, negotiations and agreements of the parties with respect to this Agreement and the transaction contemplated hereby, and none of them shall make any disclosure of any information regarding those matters (except to their members, officers, directors, employees, accountants, lenders, attorneys, consultants, appropriate governmental personnel, and others who have a need for that information and who agree to comply with this provision, and except as to any information which is a matter of public record or provided in connection with applicable governmental proceedings), (a) unless both Seller, Dana, Renat and Purchaser otherwise agree in writing, or (b) except as may be necessary in order to comply with applicable law after consultation with legal counsel.

     32. Saturdays, Sundays or Holidays. In the event that any of the dates specified in this Agreement shall fall on a Saturday, Sunday or a holiday, then the date of such action shall be deemed to be extended to the next business day.

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

     33. Section Headings. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

     34. Cooperation. The parties hereto hereby agree to cooperate with each other in providing all information, documents and other materials within their reasonable control necessary to assist Purchaser in the investigation of the Property and Seller as contemplated by this Agreement. Purchaser agrees to reasonably cooperate with Seller, Renat and Dana in order to minimize any Transfer Taxes and similar taxes imposed on Seller, Renat or Dana in connection with the transaction.

     35. Interim Covenants. From and after the date hereof and up to and including the Closing Date or the termination of this Agreement, Seller shall promptly deliver (to the extent actually received by Seller) to Purchaser copies of written default notices, notices of lawsuits (including, without limitation, condemnation proceedings), and notices of violations affecting the Property, Seller or the Shares or Interests received by Seller. In addition, Seller shall deliver (to the extent actually received by Seller) to Purchaser copies of written default notices, notices of lawsuits (including, without limitation, condemnation proceedings), and notices of violations affecting the Property, Seller or the Shares or Interests which are now in the possession of Seller.

     36. Section 1031 Exchange. If the transaction contemplated by this Agreement is structured as an Asset Purchase, Purchaser and Seller agree to execute any documents necessary for Seller to effectuate the transfer of the subject property as reasonably requested by Purchaser, including, without limitation, an assignment of any purchase agreement, to a "qualified intermediary" as defined in Treas. Reg. 1.1031(k)-(1)(g)(4) if requested by such qualified intermediary in order for said party to be able to effectuate a "like-kind exchange" pursuant to Internal Revenue Code Section 1031 and the regulations promulgated thereunder, provided that such actions by Seller, as determined by Seller in its sole and absolute discretion, have no adverse impact on Seller. Purchaser shall indemnify and hold Seller, Renat and Dana harmless from and against any tax, loss, damage or claim (including, without limitation, reasonable court costs and attorneys' fees) arising out of, resulting from, or relating to, any action taken by Seller pursuant to this Section 36.

               [the remainder of the page is intentionally blank]

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     IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed, under seal, by their respective signatories thereunto duly authorized.

                                        SELLER:

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION, not
                                        in its individual capacity but solely as Owner Trustee under Trust Agreement C

                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION, not
                                        in its individual capacity but solely as Owner Trustee under Trust Agreement D

                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                        ________________________________________
                                        PATRICK E. THEBADO, as successor
                                        Co-Trustee to Dori Anne Seakas, as
                                        successor Co-Trustee to Traci Hopkins,
                                        not in her individual capacity but
                                        solely as Co-Trustee under Trust
                                        Agreement C


                                        ________________________________________
                                        PATRICK E. THEBADO, as successor
                                        Co-Trustee to Dori Anne Seakas, as
                                        successor Co-Trustee to Traci Hopkins,
                                        not in her individual capacity but
                                        solely as Co-Trustee under Trust
                                        Agreement D

                                        RENAT, INC.
                                        A Delaware corporation


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        DANA COMMERCIAL CREDIT CORPORATION
                                        A Delaware corporation

                                        By: __________________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                        PURCHASER:

                                        FIRST STATES GROUP, L.P., a Delaware
                                        limited partnership

                                        By: FIRST STATES GROUP, LLC,
                                            Its general partner

                                            By: ______________________________
                                                Name: ________________________
                                                Title: _______________________

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